Central Valley Community Bancorp Included in Sandler O'Neill's List of 2011 Top Stock Investment Ideas

FRESNO, CA--(Marketwire - January 13, 2011) - The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), is pleased to report that the investment banking firm Sandler O'Neill + Partners, L.P. has listed the Company's stock in their 2011 Top Investment Ideas report, released January 6, 2011. The Company was previously included in their 2010 Top Investment Ideas report.

The report notes that "Central Valley Community Bancorp (CVCY) was our top pick in 2010 and despite its flat share performance last year, we are sticking with it in 2011. If anything, we think the company's performance since a year ago has made it more attractive. It has posted four consecutive profitable quarters. Credit-wise, it has built loan loss reserves to a healthy 2.42% of loans, while reducing net chargeoffs to 78 bps of loans and minimizing credit deterioration. It also has maintained a robust NIM ranging from 4.81-4.84% per quarter. Finally, it has grown non-interest bearing DDA to over 25% of total deposits."

The report continued stating, "Recently, CVCY made several hires and added or upgraded branches in a part of its market where a primary competitor failed in 2009. We think that these investments, along with a relatively healthy balance sheet, position the bank to capture market share while remaining profitable in 2011. While the company is well capitalized with a TCE of over 9% at September 30, its shares considerably lagged the recent run-up in bank stocks and they continue to trade at a substantial discount to tangible book value. As such, we think they represent a compelling and under-appreciated value for investors in 2011."

"We are pleased to have been included in the Sandler O'Neill + Partners, L.P. '2011 Top Investment Ideas' report for the second consecutive year. Coverage on our Company such as represented in this report is helpful to allow investors to see the value of the Company by increasing the visibility of our stock. We are mindful that after 31 years of steady, sensible growth, in addition to taking advantage of critical expansion opportunities, our long-term strategy of providing value to our shareholders continues to be recognized," said Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.

The research department of Sandler O'Neill + Partners, L.P. publishes in-depth equity research on over 250 financial services companies including small-, mid- and large-cap banks and thrifts; specialty finance, asset management, credit card and eFinance companies; investment banks and insurers. They publish frequent industry reports on regional trends, industry consolidation, mutual-to-stock conversions, and other topics. The Sandler O'Neill + Partners, L.P. covering analyst for Central Valley Community Bancorp is Tim O'Brien.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 17 California offices located in Clovis, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, and Tracy. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services, LLC. Members of Central Valley Community Bancorp's and the Bank's Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, William S. Smittcamp, Joseph B. Weirick and Wanda L. Rogers (Director Emeritus). More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com

Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company's current business strategy and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest margin, and the quality of the Company's earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

CONTACT:
Debbie Nalchajian-Cohen
P: (559) 222-1322
C: (559) 281-1312